Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor/Media Contact:
Martha Lindeman
312-373-2430
marthal@playboy.com

PLAYBOY ENTERPRISES, INC. ANTICIPATES
CHARGES IN FOURTH QUARTER 2008 RESULTS
Company Announces Consolidation of Online and Print Operations

CHICAGO, Thursday, January 22, 2009 – Playboy Enterprises, Inc. (PEI) (NYSE: PLA, PLAA) today said that it expects to incur charges related to asset impairments and streamlining of its cost structure, which will result in an operating loss for the fourth quarter and year ending December 31, 2008.  The company also announced that it will consolidate its online and publishing operations.
PEI expects to report non-cash impairment charges related to goodwill and other intangible assets in its fourth quarter 2008 results.  Although the internal review and external audit of these impairments is not complete, the write-down of goodwill and other intangible assets is expected to be in excess of $100 million.  The company said that it does not expect that these charges will have a material impact on its liquidity or capital resources.  In addition, Playboy expects to report a fourth quarter 2008 restructuring charge of approximately $4 million relating to 2008 cost reduction initiatives.
Playboy also said that it will complete the strategic integration of publishing and online and that the combined entity will be based in the company’s Chicago office.  The two operations have worked cooperatively and shared an advertising sales team, but going forward the company will focus on creating brand-consistent content that extends across print and digital platforms.  Although the company will keep a small editorial and sales presence in New York, it expects to sublet its existing office space in that city and move a small number of licensing, editorial and other publishing positions to its Chicago office.
In addition to reducing expense related to its New York office, Playboy said that it is continuing efforts to streamline operations across the company, which will include the elimination of additional positions and reduction of other expenses.
The company believes that in the first two quarters of 2009 it will report additional restructuring charges as well as relocation and other move-related expenses related to the initiatives announced today.  The company plans to provide further detail on the impairment charges, workforce reductions and other anticipated savings and charges when it releases 2008 fourth quarter and full-year results on Wednesday, February 18, 2009.

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Playboy is one of the most recognized and popular consumer brands in the world.  Playboy Enterprises, Inc. is a media and lifestyle company that markets the brand through a wide range of media properties and licensing initiatives.  The company publishes Playboy magazine in the United States and abroad and creates content for distribution via television networks, websites, mobile platforms and radio.  Through licensing agreements, the Playboy brand appears in more than 100 countries on a wide range of consumer products, entertainment locations and retail stores.

FORWARD-LOOKING STATEMENTS
This release contains “forward-looking statements,” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulations, actions or initiatives, including:
(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, Internet and wireless materials;
(b)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us; or
(c)	substantive changes in postal regulations which could increase our postage and distribution costs;
(2)	Risks associated with our foreign sales and operations, including market acceptance and demand for our products and the products of our licensees and partners;
(3)	Our ability to manage the risk associated with our exposure to foreign currency exchange rate fluctuations;
(4)
Changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment which, in each case, could reduce demand for our programming and products and impact our advertising and licensing revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;
(6)
Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;
(8)	Dilution from any potential issuance of common stock or convertible debt in connection with financings or acquisition activities;
(9)	Competition for advertisers from other publications, media or online providers or any decrease in spending by advertisers, either generally or with respect to the adult male market;
(10)	Competition in the television, men's magazine, Internet, wireless, new electronic media and product licensing markets;
(11)	Attempts by consumers, distributors, merchants or private advocacy groups to exclude our programming or other products from distribution;
(12)
Our television, Internet and wireless businesses' reliance on third parties for technology and distribution, and any changes in that technology, distribution and/or unforeseen delays in implementation which might affect our financial results, plans and assumptions;

(13)	Risks associated with losing access to transponders or technical failure of transponders or other transmitting or playback equipment that is beyond our control;
(14)	Competition for channel space on linear television or video-on-demand platforms;
(15)
Failure to maintain our agreements with multiple system operators, or MSOs, and direct-to-home, or DTH, operators on favorable terms, as well as any decline in our access to, and acceptance by, DTH and/or cable systems and the possible resulting deterioration in the terms, cancellation of fee arrangements, pressure on splits or adverse changes in certain minimum revenue amounts with operators of these systems;

(16)	Risks that we may not realize the expected increased sales and profits and other benefits from acquisitions;
(17)	Completion and implementation of our expense reduction plans could result in actual costs exceeding estimates;
(18)	Risks associated with the financial condition of Claxson Interactive Group, Inc., our Playboy TV-Latin America, LLC, joint venture partner;
(19)	Increases in paper, printing or postage costs;
(20)	Effects of the national consolidation of the single-copy magazine distribution system and risks associated with the financial stability of major magazine wholesalers;
(21)	Effects of the national consolidation of television distribution companies (e.g., cable MSOs, satellite platforms and telecommunications companies);
(22)	Risks associated with the viability of our subscription, on-demand, e-commerce and ad-supported Internet models;
(23)
Completion of our internal review and external audit process, including the impairment testing of our goodwill and other intangible assets, could result in actual charges being higher or lower than expected;

(24)
Our ability to maintain our liquidity and capital resources, which is dependent upon, among other things, our operating results, the cash required to fund operations and restructuring activities and access to our existing credit facility or alternative funding sources;

(25)
Our ability to successfully complete ongoing negotiations with our lender for a waiver or amendment to our existing credit facility as a result of the expected impairment charges or our ability to obtain a replacement facility on acceptable terms, or at all, if such a waiver or amendment is not obtained;

(26)
Our ability to sublet our existing office space in New York City may be negatively impacted by the market for commercial rental real estate and economic conditions in New York City as well as in the national and global economy generally; and

(27)
Risks that adverse market and economic conditions may result in a decrease in the value of our investments in marketable securities and risks that adverse market conditions in the securities and credit markets may significantly affect our ability to access the capital and credit markets.

More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov  or at http://www.peiinvestor.com in the Investor Relations section of our website.